Exhibit 10(B)

CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED COMPENSATION PLAN FOR

NON-EMPLOYEE DIRECTORS

Effective August 9, 1990

Restated as of October 20, 1997

As amended through August 24, 2006

To be effective June 29, 2006

1. Purpose:

The purposes of the Plan are to attract and retain the services of experienced and knowledgeable non-employee directors, to encourage Eligible Directors of Carpenter Technology Corporation (the “Company”) to acquire a proprietary and vested interest in the growth and performance of the Company, and to generate an increased incentive for Eligible Directors to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders.

This Plan is an amendment and restatement of the Carpenter Technology Corporation Non-Qualified Stock Option Plan for Non-Employee Directors as adopted effective August 9, 1990, restated October 20, 1997 and last amended October 22, 2001. The rights of any Eligible Director whose service as an Eligible Director ended on or before June 29, 2006 shall be governed by the terms of the Plan as in effect when that Eligible Director’s Award was granted.

2. Definitions:

As used in the Plan, the following terms shall have the meanings set forth below:

a) “Annual Retainer” shall mean base compensation for services as an Eligible Director. Annual Retainer shall not include meeting fees, committee service fees, if any, expense allowances or reimbursements or any other additional compensation for services as an Eligible Director.

b) “Award” shall mean the Options, Performance Units and Stock Units granted under the Plan.

c) “Award Agreement” shall mean the written agreement, instrument or document evidencing an Award.

d) “Beneficiary” shall mean the person who the Eligible Director designates to receive any unpaid portion of the Eligible Director’s account should the Eligible Director’s death occur before the Eligible Director receives the entire balance to the credit of such Eligible Director’s account. If the Eligible Director does not designate a Beneficiary, the Beneficiary shall be the person’s spouse if the person is married at the time of death, or the Eligible Director’s estate if unmarried at the time of the person’s death.

e) “Board” shall mean the Board of Directors of the Company.

f) “Cause” shall mean the Eligible Director’s: (i) willful misconduct or gross negligence in connection with the performance of the Eligible Director’s duties for the Company or any affiliated company; (ii) conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) engagement in any business that directly or indirectly competes with the Company or any affiliated company; or (iv) disclosure of trade secrets, customer lists or confidential information of the Company or any affiliated company to a competitor or unauthorized person.

g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

h) “Common Stock” shall mean the Common Stock, $5.00 par value, of the Company.

i) “Company” shall mean Carpenter Technology Corporation, a Delaware corporation, or any successor corporation.

j) “Disability” shall mean that a qualified physician designated by the Company has reviewed and approved the determination that an Eligible Director is either:

(i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees or directors of the Company or any subsidiary.

k) “Election Date” shall mean with respect to an Option hereunder the date of the appointment, election, or re-election of the Eligible Director that prompted the grant of such Option.

l) “Eligible Director” shall mean each director of the Company who is not an employee of the Company or any of the Company’s subsidiaries [as defined in section 424(f) of the Code], or who is not otherwise excluded from participation by agreement.

m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

n) “Fair Market Value” shall mean the fair market value of the Company’s Common Stock, determined in accordance with section 409A of the Code, and based upon (i) the last sale price of the Common Stock on the date on which such value is determined, as reported on the consolidated tape of New York Stock Exchange issues or, if there shall be no trades on such date, on the date nearest preceding such date; (ii) if the Common Stock is not then listed for trading on the New York Stock Exchange, the last sale price of the Common Stock on the date on which such value is determined, as reported on another recognized securities exchange or on the NASDAQ National Market System if the Common Stock shall then be listed and traded upon such exchange or system or, if there shall be no trades on such date, on the date nearest preceding such date; or (iii) the mean between the bid and asked quotations for such stock on such date (as reported by a recognized stock quotation services) or, in the event that there shall be no bid or asked quotations on such date, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding such date.

o) “Grant Date” shall mean with respect to an Option hereunder the date upon which such Option is granted, and with respect to Performance Units the date upon which the Board determines Performance Goals and passes a resolution creating a Performance Unit opportunity.

p) “Option” shall mean any right granted to an Eligible Director allowing such Eligible Director to purchase Shares at such price or prices and during such period or periods as set forth under the Plan. All Options shall be non-qualified options not entitled to special tax treatment under section 422 of the Code.

q) “Performance Goal” shall mean a goal the attainment of which is substantially uncertain at the time the Performance Goal is established that must be met by the end of a period specified by the Board. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index. Performance Goals may be based upon: (i) the price of Common Stock, (ii) the market share of the Company or its subsidiaries (or any business unit thereof), (iii) sales or revenue by the Company or its subsidiaries (or any business unit thereof), (iv) earnings or diluted earnings per share of Common Stock, with or without net pension credit/expense, (v) return on shareholder equity of the Company, (vi) costs of the Company or its subsidiaries (or any business unit thereof), (vii) cash flow of the Company or its subsidiaries (or any business unit thereof), (viii) return on total assets of the Company or its subsidiaries (or any business unit thereof) (“ROA”), (ix) return on invested capital of the Company or its subsidiaries (or any business unit thereof), (x) return on net assets of the Company or its subsidiaries (or any business unit thereof) (“RONA”), (xi) operating income of the Company or its subsidiaries (or any business unit thereof), with or without net pension credit/expense, (xii) net income of the Company or its subsidiaries (or any business unit thereof) with or without net pension credit/expense, (xiii) costs of capital of the Company or its subsidiaries (or any business unit thereof), (xiv) earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”) of the Company or its subsidiaries, (xv) economic profit of the Company or its subsidiaries, (xvi) total shareholder return, (xvii) economic value added, or (xviii) any other financial or other measurement deemed appropriate by the Board, as it relates to the results of operations or other measurable progress of the Company or its subsidiaries (or any business unit thereof). The Board shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

r) “Performance Unit” shall mean the right to receive, following termination of service as an Eligible Director, one share of Common Stock. Performance Units will be earned, if at all, based upon the attainment of Performance Goals by the end of a period specified by the Board. For purposes of this Plan, fractional Performance Units, measured to the nearest four decimal places, may be credited.

s) “Release Date” shall mean the fifth business day occurring after the Company’s earnings release for the preceding fiscal period. In calculating the Release Date, the day of an earnings release shall be counted if the earnings release is made before the opening of trading on the New York Stock Exchange and shall not be counted if such release is made after the opening of trading.

t) “Retirement” shall mean termination of Board service other than for Cause with a minimum of three years of service as an Eligible Director.

u) “Shares” shall mean shares of Common Stock.

v) “Stock Unit” shall mean the right to receive, following both service as an Eligible Director for one year following the grant of the Stock Unit under Section 8(a) and termination of service as an Eligible Director, one share of Common Stock. For purposes of this Plan, fractional Stock Units, measured to the nearest four decimal places, may be credited.

w) “Unit” shall mean a Performance Unit, a Stock Unit, or both, as required by context.

x) “Window” shall mean a 30 calendar-day period of time beginning on a Release Date.

3. Administration:

(a) The Plan shall be administered by the Company. Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan. Any action of the Board in administering the Plan shall be final, conclusive and binding on all persons, including the Company, Eligible Directors, persons claiming rights from or through Eligible Directors and stockholders of the Company.

(b) Subject to the provisions of the Plan, the Board shall have full and final authority in its discretion (a) to determine the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Board shall determine) and all other matters to be determined in connection with an Award; (b) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (c) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (d) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (e) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, an Eligible Director must be recused and abstain from participating in any action of the Board that affects his or her outstanding Award.

4. Shares Subject to the Plan:

a) Total Number. Subject to adjustment as provided in this Section, the total number of Shares as of August 18, 2006 available for Awards under the Plan shall be 500,000 increased by any shares of Common Stock that were reserved under the Plan prior to this amendment but were either (a) not subject to Awards or (b) subject to Awards that were forfeited, canceled or expired unexercised. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

b) Reduction of Shares Available.

(i) The grant of an Option will reduce the number of Shares available for further grants by the number of Shares subject to such Option.

(ii) Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the Shares available for grants under the Plan.

(iii) The grant of Performance Units or Stock Units will reduce the number of Shares available for further grants by the number of Units granted.

c) Increase of Shares Available. The lapse, cancellation or other termination of an Option or Unit that has not been fully exercised or paid shall increase the available Shares for such Options or Units by the number of Shares that have not been issued upon exercise of such Option or payment of such Unit.

d) Other Adjustments. The total number and kind of Shares available for Options or Units under the Plan or which may be allocated to any one Eligible Director, the number and kind of Shares subject to outstanding Options or Units, and the exercise price for such Options or the value of Units shall be appropriately adjusted by the Board for any increase or decrease in the number of outstanding Shares resulting from a stock dividend, subdivision, combination of Shares, reclassification, or other change in corporate structure affecting the Shares or for any conversion of the Shares into or exchange of the Shares for other Shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization as may be necessary to maintain the proportionate interest of the Option or Unit holder.

5. Initial Options:

Initial Options may be granted to Eligible Directors as follows:

a) Initial Grant. Each Eligible Director who has not previously received a grant under this Plan may be granted an Option to acquire up to 2,000 Shares on such Eligible Director’s Election Date or such later date as may be required to comply with the Company’s normal practices under applicable security laws and regulations.

b) Terms and Conditions. Any Option granted under this Section 5 shall be subject to the following terms and conditions:

(i) Option Price. The purchase price per Share purchasable under an Option shall be 100% of the Fair Market Value of a Share on the Grant Date.

(ii) Exercisability. Unless otherwise provided by this Plan, an Option shall become exercisable in whole or in part one year from the Grant Date.

6. Annual Options:

Annual Options may be granted to Eligible Directors as follows:

a) Annual Grant. Each Eligible Director on or after the Effective Date of the Plan may be granted, immediately after the annual meeting of the Company’s stockholders, an Option to acquire up to 4,000 Shares either in lieu of or in addition to such Eligible Director’s Annual Retainer.

b) Terms and Conditions. Any Option granted under this Section 6 shall be subject to the following terms and conditions:

(i) Option Price. The purchase price per Share purchasable under an Option shall be 100% of the Fair Market Value of a Share on the Grant Date.

(ii) Exercisability. Unless otherwise provided by this Plan, an Option shall become exercisable in whole or in part one year from the Grant Date.

7. General Terms:

The following provisions shall apply to any Option:

a) Option Period. Each Option shall expire ten years from its Grant Date, subject to earlier termination as hereinafter provided.

b) Each Option granted under this Plan shall become exercisable by the Eligible Director only after the completion of one year of Board service immediately following the Grant Date; provided, however, that for Annual Options under Section 6, uninterrupted Board service by the Eligible Director until the annual meeting of the Company’s stockholders next following the Grant Date shall be deemed completion of one year of Board service. Exercise of any or all prior existing Options shall not be required.

c) No Option under this Plan may be transferable by the Eligible Director except by will or the laws of descent and distribution. In the event of the death of the Eligible Director more than one year after the Grant Date, an Option may be transferred to the Eligible Director’s personal representative, heirs or legatees (“Transferee”) and may be exercised by the Transferee for the remainder of the exercise period then available to the Eligible Director. In the event of the Retirement from Board service or Disability of an Eligible Director, an Option may be exercised prior to its expiration during the original ten-year exercise period beginning on the Grant Date. In all other cases of termination of Board service of an Eligible Director except for removal for Cause, an Option, if otherwise exercisable by the Eligible Director at the time of such termination, may be exercised within three months after such termination. In the event of removal for Cause, all existing Options shall be of no force and effect.

d) Method of Exercise. Any Option may be exercised by the Eligible Director in whole or in part at such time or times and by such methods as the Board may specify. The applicable Award Agreement may provide that the Eligible Director may make payment of the Option price in cash, Shares, held for at least six months, or such other consideration as the Board may specify, or any combination thereof, having a Fair Market Value on the exercise date equal to the total Option price.

8. Stock Units:

a) Grant of Stock Units. On the date of the annual meeting of stockholders, each Eligible Director shall be granted each year, in place of equivalent cash compensation, a number of Stock Units determined by dividing 50% of the Eligible Director’s Annual Retainer by the Fair Market Value on that date.

b) Election of Stock Units. By written election filed with the Board before the end of any calendar year, an Eligible Director may elect to increase the percentage in Section 8(a) above to 100%, and thereby have the entire Eligible Director’s Annual Retainer payable in each calendar year beginning after the date of the election granted in Stock Units. An election under this Section 8(b) shall remain in effect until changed, in writing, by the Eligible Director. Any such change shall be effective in the first calendar year beginning after the date of the written notice of change.

c) Forfeiture of Stock Units. Stock Units granted at an annual meeting of stockholders will be forfeited if the Eligible Director terminates service as an Eligible Director for any reason other than Retirement, Disability, or death, before the next annual meeting of stockholders. Stock Units voluntarily deferred under Section 8(b) are at all times fully vested.

9. Performance Units:

a) Grant of Performance Units. Opportunities to earn Performance Units may be granted annually to an Eligible Director. When granting an opportunity for Performance Units, the Board shall determine the number of Performance Units (including fractions) eligible to be earned by an Eligible Director, the Performance Goals applicable to such Performance Units, and any restrictions on the Performance Units or Shares that may become earned with the attainment of the Performance Goals.

b) Allocation of Performance Units. After the close of the applicable period, the Board shall determine the extent to which Performance Units are earned as a result of the attainment of Performance Goals. As soon as practicable following the Board’s determination, earned Performance Units (or fractions thereof) shall be allocated to the Eligible Director’s account with an initial value equal to the Fair Market Value at the close of the applicable period.

10. Nontransferability of Units:

Neither Performance Units nor Stock Units may be sold, transferred, pledged, assigned or otherwise alienated, other than by will or by the laws of descent and distribution.

11. Dividend Equivalents:

An Eligible Director who has earned Performance Units or been granted Stock Units will also be allocated additional Units, determined on a quarterly basis. The number of additional Units to be allocated will be determined by multiplying the quarterly dividend per Share for the immediately preceding quarter by the number of Units credited to the Eligible Director’s account on the first day of that calendar quarter and dividing the result by the Fair Market Value on the last business day of that quarter.

12. Payment of Units:

a) Following an Eligible Director’s Retirement, or termination of service on account of Disability, the Eligible Director shall be paid a number of Shares equal to the number of whole Units credited to the Eligible Director’s account, with cash paid in lieu of any fractional Units. The amount of cash to be paid will be based on the Fair Market Value on the date of the Eligible Director’s termination of service as an Eligible Director. In the case of the Eligible Director’s death, the payment will be made to the Eligible Director’s Beneficiary.

b) Manner and Form of Payment. An Eligible Director shall receive Shares in payment of Units credited to the Eligible Director’s account in a single lump sum distribution as soon as is practicable following the Eligible Director’s termination of service, provided, however, that no payment shall be made later than March 15 of the calendar year following the Eligible Director’s termination of service.

13. Change in Control:

a) Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control of the Company, the Options granted under Sections 5 and 6 shall vest and become immediately exercisable and any unvested Stock Units granted under Section 8 shall vest.

b) For purposes of this Plan, “Change in Control” means:

(i) The acquisition by any individual, entity or group within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 13(b), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 13(b)(iii)(A), 13(b)(iii)(B) and 13(b)(iii)(C);

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person [excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination] beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

c) Payment for Performance Units. Within 30 days following a Change in Control of the Company, as defined in Section 13(b) of this Plan, there shall be paid in cash to Eligible Directors with an opportunity to receive Performance Units under an incomplete performance period a pro rata amount based upon the assumed achievement of all relevant Performance Goals at target levels, and upon the length of time within the performance period that has elapsed before the Change in Control of the Company; provided, however, that (i) the Board shall endeavor in good faith to comply with the requirements of section 409A of the Code with any payment hereunder; (ii) if the Board determines that actual performance to the date of the Change in Control of the Company exceeds targeted levels, the prorated payouts shall be made using the actual performance data; and (iii) there shall not be an accelerated payout with respect to Performance Units that qualify as “Derivative Securities” under section 16 of the Exchange Act that were granted less than six months before the Change in Control of the Company.

14. Amendments and Termination:

a) Board Authority. The Board may amend or terminate the Plan at any time; provided that no amendment may be made (i) without the appropriate approval of the Company’s stockholders if such approval is necessary to comply with any tax or other regulatory requirement, including any stockholder approval required as a condition to exemptive relief under section 16(b) of the Exchange Act; (ii) which would constitute a repricing or exchange of any Option; or (iii) which would adversely impair or affect, without the consent of the Eligible Director, any rights or obligations under any Option or Unit theretofore granted to such Eligible Director, unless required by the Code, applicable securities laws, or the rules of any exchange upon which the Company’s Common Stock is listed.

b) Prior Stockholder and Eligible Director Approval. Anything herein to the contrary notwithstanding, in the event that amendments to the Plan are required in order that the Plan or any other stock-based compensation plan of the Company complies with (1) the requirements of Rule 16b-3 issued under the Exchange Act, as amended from time to time, (2) any successor rules promulgated by the Securities and Exchange Commission related to the treatment of benefit and compensation plans under section 16 of the Exchange Act, or (3) other applicable law, stock exchange rule or accounting rule, the Board is authorized to make such amendments without the consent of Eligible Directors or the stockholders of the Company.

15.	General Provisions:

a) Compliance Regulations. All certificates for Shares delivered under this Plan pursuant to any Option or Unit shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall not be required to issue or deliver any Shares under the Plan prior to the completion of any registration or qualification of such Shares under any federal or state law, or under any ruling or regulations of any governmental body or national securities exchange that the Board in its sole discretion shall deem to be necessary or appropriate.

b) Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required by applicable law or the rules of any stock exchange on which the Common Stock is then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

c) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

d) Conformity With Law. If any provision of this Plan is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option or Unit under any law deemed applicable by the Board, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e) Insufficient Shares. In the event there are insufficient Shares remaining to satisfy all of the grants of Options or Units made on the same day, such Options or Units shall be reduced pro-rata.

16. Effective Date and Termination:

The Plan’s original effective date, as approved by the Board and ratified by the stockholders at the Annual Meeting held October 30, 1990, was August 9, 1990. The Plan was last amended before its restatement by the Board on August 10, 1995; and ratified by the stockholders at the Annual Meeting held October 23, 1995. The Plan was restated under its current title and ratified by the stockholders at the Annual Meeting held October 20, 1997. The restated Plan was previously amended effective April 26, 2001 and October 22, 2001. The effective date of this amendment is June 29, 2006, provided that the Plan, as amended, is ratified by the Company’s stockholders at the Annual Meeting to be held on October 16, 2006. If this amendment is not so ratified, the Plan as amended through October 22, 2001, shall remain in effect. The Plan will terminate upon the date on which all outstanding Options have expired or terminated, and all outstanding Units have been paid or otherwise provided for.